Exhibit 24.4

Power of Attorney

The undersigned hereby constitutes and appoints Michael J. Newsome and Gary A. Smith his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to execute on his behalf, individually and in his capacity as a director of Hibbett Sports, Inc., and to file any documents referred to below relating to:

1) the registration of Hibbett Sports, Inc. (formerly known as Hibbett Sporting Goods, Inc.) Common Stock to be issued pursuant to the Hibbett Sports, Inc. Stock Plan for Outside Directors (formerly known as the Hibbett Sporting Goods, Inc. Stock Plan for Outside Directors)(Registration No. 333-21299);

2) the registration of Hibbett Sports, Inc. (formerly known as Hibbett Sporting Goods, Inc.) Common Stock to be issued pursuant to the Hibbett Sports, Inc. (1996) Stock Option Plan (formerly known as the Hibbett Sporting Goods, Inc. Amended and Restated 1996 Stock Option Plan) (Registration No. 333-21303);

and such documents being: one or more registration statements on Form S-8, or any other appropriate form, to be filed with the Securities and Exchange Commission (including any registration statement related to the transactions contemplated hereby that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933); such statements with, and/or applications to, the regulatory authorities of any state in the United States as may be necessary to permit such shares and rights to be offered in such states; any and all other documents required to be filed with respect thereto with any regulatory authority; and any and all amendments (pre-effective and post-effective) to any of the foregoing, with all exhibits and documents required to be filed in connection therewith.

The undersigned further grants unto each such attorney full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing as fully as he himself might do.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of this 13th day of September, 2007.

/s/ Carl Kirkland

Carl Kirkland

End of Exhibit 24.4